Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

April 15, 2020

DEAC NV Merger Corp.

2121 Avenue of the Stars, Suite 2300

Los Angeles, California 90067

Re: DEAC NV Merger Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to DEAC NV Merger Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2020, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the offer and sale by certain selling securityholders set forth in the prospectus contained in the Registration Statement, in each case in connection with the proposed business combination (the “Business Combination”) among the Company, Diamond Eagle Acquisition Corp. (“DEAC”), DraftKings Inc. (“DK”), and SBTech Global Limited, of up to (i) 30,471,352 shares of Class A common stock of the Company (the “Private Placement Shares”), (ii) 3,000,000 shares of Class A common stock of the Company (the “Warrant Shares”) underlying certain warrants to purchase shares of Class A common stock (the “Private Placement Warrants”), governed by the Warrant Agreement, dated as of May 10, 2019, between DEAC and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), (iii) 11,254.479 shares of Class A common stock of the Company (the “Convertible Notes Shares” and, together with the Private Placement Shares and the Warrant Shares, the “Registered Shares”) that may be received by the holders of certain subordinated convertible promissory notes of DK (the “Convertible Notes”) upon conversion of such Convertible Notes; and (iv) the Private Placement Warrants.

The issuance of the Private Placement Shares and the conversion of the Convertible Notes will occur immediately prior to the proposed change by DEAC of its jurisdiction of incorporation from a corporation incorporated under the Delaware General Corporation Law to a corporation incorporated under the laws of the State of Nevada, pursuant to a merger of DEAC with and into the Company, with the Company being the surviving entity (the “Reincorporation”). In connection with the Reincorporation, the surviving corporation will change its name to “DraftKings Inc.” In this opinion, we refer to the entity surviving following effectiveness of the Reincorporation as “DEAC Nevada.” The Reincorporation is subject to the approval of the shareholders of the DEAC and the Company.

April 15, 2020

Under the terms of the Agreement and Plan of Merger by and among the DEAC and the Company (the “Plan of Merger”), (i) each share of the DEAC’s currently issued and outstanding Class A common stock, par value $0.0001 per share (“DEAC Class A Common Stock”), will be cancelled and automatically converted into one share of Class A common stock, par value $0.0001 per share, of DEAC Nevada (the “DEAC Nevada Class A Common Stock”), in accordance with the terms of the Articles of Merger and the Amended and Restated Charter (each, as defined below), and (ii) all rights and obligations of the Company under the Warrant Agreement, will become rights and obligations of DEAC Nevada by operation of law. Each of the Private Placement Warrants will become one warrant to acquire an equal number of shares of DEAC Nevada Class A Common Stock pursuant to the terms and subject to the conditions of the Warrant Agreement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the form of Articles of Merger and the other documents to be filed with the Nevada Secretary of State to effect the Reincorporation (the “Articles of Merger”), including therein the form of Plan of Merger, the form of Amended and Restated Articles of Incorporation of DEAC Nevada to be effective upon the Reincorporation (the “Amended and Restated Charter”); (iv) the form of amended and restated bylaws of DEAC Nevada to be effective upon the Reincorporation, (the “Bylaws”); (v) resolutions of the board of directors of DEAC and the Company with respect to the Business Combination, the Reincorporation, the Articles of Merger, the Amended and Restated Charter and the Bylaws; and (vi) the Warrant Agreement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of DEAC and the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the DEAC and the Company and, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all-natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting the Reincorporation under Section 92A.200 of the Nevada Revised Statutes (the “NRS”).

April 15, 2020

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A.                Prior to effecting the Reincorporation: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the DEAC and the Company will have approved, among other things, the Reincorporation, the Plan of Merger and the Amended and Restated Charter; and (iii) all other necessary action will have been taken by DEAC under the applicable laws of Delaware to authorize and permit the Reincorporation, and any and all consents, approvals and authorizations from applicable Delaware governmental and regulatory authorities required to authorize and permit the Reincorporation will have been obtained;

B.                 The current draft of each of the Articles of Merger and the Amended and Restated Charter, as attached as an exhibit to the Articles of Merger, in the form submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Nevada Secretary of State in accordance with NRS 92A.200, that no other certificate or document, other than the Articles of Merger, including the Amended and Restated Charter, has been filed by or in respect of the Company with the Nevada Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Articles of Merger; and

C.                 Prior to the issuance of the Registered Shares in connection with the Reincorporation and the consummation of the Business Combination: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company and DEAC will have approved and adopted the Reincorporation (iii) the shareholders of the Company and DEAC will have approved the Plan of Merger and the Amended and Restated Charter; (iv) the Reincorporation and the other transactions contemplated by the Articles of Merger to be consummated concurrent with or prior to the Reincorporation will have been consummated; and (v) the Reincorporation will have become effective under Delaware Law.

In giving the following opinions, we have relied (without further verification) upon the legal opinion of Winston and Strawn filed as Exhibit 5.2 to the Registration Statement.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                  Upon the filing of the Articles of Merger, including the Amended and Restated Charter, with the Nevada Secretary of State, the Reincorporation will become effective and DEAC Nevada will continue as a corporation incorporated under the laws of the State of Nevada.

2.                  Upon effectiveness of the Reincorporation, the issued and outstanding Private Placement Shares and the issued and outstanding Convertible Note Shares will automatically convert, by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of DEAC Nevada Class A Common Stock.

April 15, 2020

3.                  Upon effectiveness of the Reincorporation, the Warrant Shares, when delivered upon exercise of the Private Placement Warrants in accordance with the terms and conditions set forth in the Registration Statement and the Warrant Agreement, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP